UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.
Vestin Fund I, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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On or about February 9, 2006, Vestin Fund I, LLC (“Fund I”) mailed the attached letter to its unitholders in connection with the proposal to convert Fund I into a real estate investment trust.

February 9, 2006
Dear Vestin Fund I, LLC Member:
There will be a special meeting of the unit holders of Vestin Fund I on Tuesday, March 14, 2006 at 2:00 PM PST to vote on the proposed conversion of Vestin Fund I into a Real Estate Investment Trust (REIT). The meeting will be held at the Grand Ballroom of the Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada 89145.
You should have already received a definitive proxy statement/prospectus along with a proxy card and return envelope. Whether or not you plan to attend the meeting, please take the time to VOTE NOW by completing and mailing the proxy card to us. Voting NOW does not deprive you of your right to attend the meeting and vote your units in person.
This is a vote to convert Vestin Fund I, LLC into a REIT to provide our members with immediate liquidity through the public trading of the REIT shares. We have applied to list the Vestin Realty Trust I shares on the Nasdaq National Market under the symbol “VRTA”. A listing on Nasdaq or another national securities exchange is a condition to completing the proposed conversion into a REIT.
We believe that the REIT conversion is the quickest and most effective way to provide you the opportunity for liquidity if you want it.
There will not be any material change in our investment objectives and policies and Vestin Mortgage, Inc. will continue to be the Manager of Vestin Fund I regardless of the outcome of the vote on the REIT conversion.
Your vote is very important. The conversion plan cannot be completed unless the holders of at least a majority of the outstanding units of Fund I vote to adopt the plan.
We encourage you to read carefully the entire proxy statement/prospectus.
Please mail your proxy card to us as soon as possible.
We have filed with the SEC a definitive proxy/prospectus and other materials to the proposed REIT conversion. The proxy statement/prospectus contains important information and we urge you to read it carefully, including the risk factors beginning on page 7. If you have questions, or need another copy of the definitive proxy statement/prospectus or you need another proxy card, call 1-888-232-7612 immediately. The proxy statement/prospectus is also available free of charge on the SEC website at www.sec.gov.

Yours truly,
/s/ Mike Shustek
Mike Shustek